UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 17, 2005

Date of earliest event reported:  March 11, 2005

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Pierce Road

Itasca, Illinois 60143

(Address of principal executive offices) (Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14A-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

Amendment to 2005 Annual Incentive Plan Award Agreements

On March 11, 2005, the Executive Compensative Committee of the Company’s Board approved an amended form of 2005 Annual Incentive Award Agreement (the “Award Agreement”), used to grant awards under our 2005 Annual Incentive Plan through our OfficeMax Incentive and Performance Plan.  Eligible participants in the Plan include executive officers of the Company.  The Award Agreement has been revised to provide the Committee with discretion to reduce or eliminate an award regardless of whether performance goals are achieved.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Amended Form of Award Agreement, which was filed as Exhibit 10.29 to our Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated herein by reference.

OfficeMax Cash Incentive Plan and Cash Incentive Award Agreement

On March 11, 2005, the Executive Compensation Committee of the Company’s Board approved the adoption of the OfficeMax Cash Incentive Plan and the Cash Incentive Award Agreement.  This plan provides that the Committee shall have the authority to grant cash awards to participants to be paid in an amount, and at the end of an award period, to be determined by the Committee at the time of grant.  Eligible participants in the plan include executive officers of the Company.  The form of Cash Incentive Award Agreement under the plan provides that participants must be employed at the end of the award period in order to receive the award (subject to exceptions in certain circumstances including involuntary termination, death or retirement, in which case a pro rata award will be paid).  The form of agreement also provides that award recipients may not participate in any Company equity repurchase program begun within the next year.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the texts of the OfficeMax Cash Incentive Plan and the related form of Cash Incentive Award Agreement, which were filed as Exhibit 10.53 to our Annual Report on Form 10-K for the year ended December 31, 2004 and are incorporated herein by reference.

2005 Restricted Stock Unit Award Agreement

On March 11, 2005, the Executive Compensation Committee of the Company’s Board approved a 2005 Restricted Stock Unit Award Agreement (the “RSU Award Agreement”), for use under the Company’s Incentive and Performance Plan, previously filed with the Securities and Exchange Commission.  The RSU Award Agreement states that the restricted stock units awarded pursuant to the Agreement have a two-year restriction period.  On the second anniversary of the award date, the restrictions lapse and the units will vest.  The form of RSU Award Agreement also provides that participants must be employed by the Company on the second anniversary of the award date in order for the units to vest (subject to exceptions in certain circumstances including involuntary termination, death or retirement, in which case a pro rata amount of units will vest on termination).  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Restricted Stock Unit Award Agreement, which was filed as Exhibit 10.54 to our Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated herein by reference.

Change in Control (Severance) Agreements

On March 11, 2005, the Executive Compensation Committee of the Company’s Board approved the adoption of Change in Control (Severance) Agreements for Elected Officers.  The agreements will apply to elected officers of the Company, subject to acceptance of an agreement by each officer, including four officers for whom the agreement would replace a previous agreement.

The form of the agreements is the same for all officers, except as noted below.  The agreements provide that during the term of the agreement, if a Qualifying Termination (as defined in the agreements) occurs after a Change in Control (as defined), the officer shall be entitled to a lump sum severance payment equal to a multiple of the sum of annual base salary, plus Target Bonus (as defined).  The multiple is three times for the chief executive officer, two times for the presidents and executive vice presidents and one time for senior vice presidents.  If a Qualifying Termination occurs, an officer would also be entitled to maintain benefits (for a period of 24 months in the case of the chief executive officer and 12 months for other officers) under the Company’s life insurance, disability, accident and healthcare policies or programs, subject to the Company’s right to terminate such benefits upon payment of an additional specified lump sum in cash.  For the four officers for whom the agreement would replace a previous agreement, the agreement also contains a provision which states that, whether or not they have satisfied the age and service requirements of the Company’s Supplemental Early Retirement Plan for Executive Officers, they will receive a monthly benefit, commencing on their 55th birthday (or on the date of termination, if they are over the age of 55) equal to the benefit to which they would have been entitled under the plan if they had satisfied the age and service requirements of the plan as of the date of termination.  The agreement also provides for “gross up” payments in the event payments under the agreement become subject to Excise Tax as “parachute payments,” and contain confidentiality, non-compete, and non-disparagement provisions applicable to the officer for a period of 12 months after termination.  The agreements will remain in force for a period of 24 months after any Change in Control.  In addition, a Qualifying Termination will be deemed to occur if the officer is terminated after a Potential Change in Control (as defined) has occurred, and a Change in Control occurs within one year of the termination.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the forms of severance Agreements which were filed as Exhibits 10.32 and 10.37 to our Annual Report on Form 10-K for the year ended December 31, 2004 and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2005, the Company’s Board unanimously voted to amend Section 50 of the Company’s Bylaws to change the Company’s fiscal year end from December 31 to the last Saturday in December.  As a result, and in accordance with SEC rules, the Company intends to file quarterly reports on Form 10-Q for the fiscal quarters ending March 26, 2005, June 25, 2005, and September 24, 2005.  Because December 31, 2005 is the last Saturday in December, no transition report by the Company is required.  A copy of the amended Bylaws was filed as Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005

OFFICEMAX INCORPORATED

	By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel